As filed with the Securities and Exchange Commission on May 6, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kennedy-Wilson Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-0508760	151 S. El Camino Drive Beverly Hills, CA 90212 (310) 887-6400
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Justin Enbody

Chief Financial Officer

Kennedy-Wilson Holdings, Inc.

Kennedy-Wilson, Inc.

151 S El Camino Drive

Beverly Hills, CA 90212

(310) 887-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Julian T.H. Kleindorfer

Latham & Watkins LLP

355 South Grand Avenue Suite 100

Los Angeles, California 90071

(213) 485-1234

Fax: (213) 891-8763

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 6, 2022

PROSPECTUS

KENNEDY-WILSON HOLDINGS, INC.

300,000 shares of 4.75% Series B Cumulative Perpetual Preferred Stock

13,500,000 Shares of Common Stock

This prospectus relates to the resale, by the selling securityholders identified in this prospectus and any related supplements or amendments, of up to: (i) 300,000 shares of our 4.75% Series B Cumulative Perpetual Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”); and (ii) 13,500,000 shares of our common stock, par value $0.0001 per share (together, with the Series B Preferred Stock, the “Securities”), issuable on exercise of 13,043,478 warrants (the “Warrants”) to purchase common stock issued by us. We issued the Series B Preferred Stock and the Warrants on March 8, 2022 in a private placement pursuant to Section 4(a)(2) of the Securities Act, as amended (the “Securities Act”).

The selling securityholders may sell the Securities from time to time in a number of different ways and at varying prices. For more information on possible methods of sale by the selling securityholders, refer to the section of this prospectus entitled “Plan of Distribution.” We will not receive any proceeds from the sale of any Securities covered by this prospectus. We will bear all costs, expenses and fees in connection with the registration, under the Securities Act, of the offer and sale of the Securities pursuant to this prospectus and the related registration statement. The selling securityholders will bear all commissions and discounts, if any, attributable to the sale of the Securities.

Our shares of common stock are listed on the New York Stock Exchange under the symbol “KW.” The last reported sale price of our common stock on May 5, 2022 was $21.97 per share.

Investing in our Securities involves risks. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             ,             .

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the Securities, nor does this prospectus and any accompanying supplement to this prospectus constitute an offer to sell, or a solicitation of an offer to purchase, the Securities offered by this prospectus in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus is current only as of its date.

Neither this prospectus nor any accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the selling securityholders or any agent, to subscribe for and purchase any of the Securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

As used in this prospectus, “our,” “we,” “us,” the “Company” and “KW” refer to Kennedy-Wilson Holdings, Inc., and its subsidiaries collectively, unless the context otherwise requires.

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). Under this shelf registration process, the selling securityholders may, from time to time, sell the Securities in one or more offerings.

Each time the selling securityholders offer Securities, we will, if required, provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information; Incorporation By Reference” on page iii of this prospectus.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the Securities offered under this prospectus. That registration statement can be read at the SEC website mentioned under the heading “Where You Can Find More Information; Incorporation By Reference.”

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We have filed a registration statement on Form S-3 with respect to the Securities offered by this prospectus with the SEC in accordance with the Securities Act and the rules and regulations enacted under its authority. This prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. Statements contained in this prospectus regarding the contents of any document referred to in this prospectus are not necessarily complete, and, in each instance, you are referred to the full text of the document that is filed or incorporated by reference as an exhibit to the registration statement. Each statement concerning a document that is filed or incorporated by reference as an exhibit should be read along with the entire document. We file annual, quarterly and current reports and other information with the SEC.

The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. The SEC’s website address is http://www.sec.gov.

Our corporate website is http://www.kennedywilson.com. The information contained in, or that can be accessed through, that website is not part of this prospectus and should not be relied upon in determining whether to purchase the securities.

Incorporation by Reference

The SEC allows information in documents that we file with the SEC to be incorporated by reference in this prospectus, which means that important information may be disclosed to you by referring you to those documents on file with the SEC. The information incorporated by reference is considered to be a part of this prospectus. The following documents of Kennedy-Wilson Holdings, Inc. are deemed to be incorporated by reference:

•

our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 25, 2022 (File No.  001-33824), as amended by Amendment No. 1 thereto, filed with the SEC on March 31, 2022 (File No. 001-33824);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 5, 2022 (File No. 001-33824);

•	our Current Reports on Form 8-K, filed with the SEC on February 23, 2022 (excluding Item 7.01 and Exhibit 99.1) and March 8, 2022 (File No. 001-33824);

•

the portions of our Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2022 (File No.  001-33824), that are incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2021; and

•

the description of Kennedy-Wilson Holdings’ common stock incorporated by reference in the Registration Statement on Form 8-A, filed with the SEC on March 18, 2010 (File No. 001-33824), including any amendments or reports filed for purpose of updating such description.

We are also incorporating by reference any additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of the applicable offering described in the applicable prospectus supplement and this prospectus. We are not, however, incorporating by reference any documents or portions thereof or exhibits thereto, whether specifically listed above or filed in the future, that are deemed to have been “furnished to,” rather than “filed” with, the SEC, including our compensation committee report and performance graph included or incorporated by reference in any Annual Report on Form 10-K or proxy statement, or any information or related exhibits furnished pursuant to Items 2.02 or 7.01 of Form 8-K, or any exhibits filed pursuant to Item 9.01 of Form 8-K that are not deemed “filed” with the SEC.

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Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded to the extent that a statement contained in this prospectus, or in any other document subsequently filed with the SEC and incorporated by reference, modifies or supersedes that statement. If any statement is so modified or superseded, it does not constitute a part of this prospectus, except as modified or superseded.

Each person, including any beneficial owner, to whom a prospectus is delivered, is entitled to receive a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning Kennedy-Wilson Holdings, Inc. at the following address and phone number:

Kennedy-Wilson Holdings, Inc.

151 S. El Camino Drive

Beverly Hills, CA 90212

(310) 887-6400

Attn: Senior Vice President, Deputy General Counsel and Secretary

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements made by us in this prospectus and in other reports and statements released by us that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future results. Disclosures that use words such as “believe,” “may,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we do not guarantee that the transactions and events described will happen as described (or that they will happen at all). In evaluating these statements, you should specifically consider the risks described and referred to under the heading “Risk Factors” on page 2 of this prospectus, and in our reports filed from time to time with the SEC and incorporated by reference herein.

Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

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PROSPECTUS SUMMARY

This summary provides a general overview of selected information and does not contain all of the information you should consider before buying our securities. Therefore, you should read this entire prospectus, any applicable accompanying prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the information incorporated by reference, before deciding to invest in our securities. Investors should carefully consider the information set forth under “Risk Factors” beginning on page 2 of this prospectus, and the risk factors, financial statements and related notes incorporated by reference in this prospectus.

Overview

We are a global real estate investment company. We own, operate, and develop real estate with the objective of maximizing earnings over the long run for ourselves and our equity partners. We focus primarily on multifamily and office properties located in the Western United States, the United Kingdom and Ireland.

Our investment activities in our Consolidated Portfolio (as defined below) involve ownership of multifamily units, office, retail and industrial space and one hotel. Our ownership interests in such consolidated properties make up our Consolidated Portfolio (“Consolidated Portfolio”) business segment as discussed in further detail in our Annual Report on Form 10-K, which is incorporated herein by reference.

In addition to investing our shareholders’ capital, we invest capital on behalf of our partners in real estate and real estate-related assets through our co-investment portfolio. This fee-bearing capital represents total third-party committed or invested capital that we manage in our joint ventures and commingled funds that entitle us to earn fees, including, without limitation, asset management fees, construction management fees, acquisition and disposition fees and/or promoted interest, if applicable.

Corporate Information

Our principal executive offices are located at 151 S. El Camino Drive, Beverly Hills, CA 90212, and our telephone number is (310) 887-6400. Our website is http://www.kennedywilson.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS

An investment in the Securities involves a high degree of risk. You should consider carefully all of the material risks incorporated by reference in this prospectus, including the risk factors set forth in our most recent Annual Report on Form 10-K and subsequent Quarterly Report(s) on Form 10-Q filed with the SEC, together with the other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement before making a decision to invest in the Securities. If any of the risks occur, our business, financial condition and operating results may be materially adversely affected. In that event, the value or trading price of the Securities could decline, and you could lose all or part of your investment. This prospectus also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated by the forward-looking statements as a result of specific factors, including the risks incorporated by reference in this prospectus. For more information, see the section entitled “Where You Can Find More Information; Incorporation By Reference.”

In addition to the other information included and incorporated by reference in this prospectus, you should carefully consider the risks described or referred to below before deciding to purchase any Securities.

Risks Relating to the Series B Preferred Stock

The Series B Preferred Stock is junior to our existing and future indebtedness and structurally junior to the liabilities of our subsidiaries.

If we liquidate, dissolve or wind up, whether voluntarily or involuntarily, then our assets will be available to distribute to our equity holders, including holders of the Series B Preferred Stock, only if all of our then-outstanding indebtedness is first paid in full. The remaining assets, if any, would then be allocated among the holders of our equity securities in accordance with their respective liquidation rights. There may be insufficient remaining assets available to pay the liquidation preference and unpaid accrued dividends on the Series B Preferred Stock. As of March 31, 2022, excluding intercompany indebtedness, we had approximately $5.5 billion consolidated indebtedness outstanding, excluding any fair value adjustments and loan fees.

In addition, our subsidiaries have no obligation to pay any amounts on the Series B Preferred Stock. If any of our subsidiaries liquidates, dissolves or winds up, whether voluntarily or involuntarily, then we, as a direct or indirect common equity owner of that subsidiary, will be subject to the prior claims of that subsidiary’s creditors, including trade creditors and preferred equity holders. We may never receive any amounts from that subsidiary, and, accordingly, the assets of that subsidiary may never be available to make payments on the Series B Preferred Stock.

We conduct all of our operations through our subsidiaries and will rely entirely on our subsidiaries to pay cash dividends on the Series B Preferred Stock.

We conduct all of our operations through our subsidiaries. Accordingly, our ability to obtain sufficient funds available to declare and pay dividends on the Series B Preferred Stock in cash will entirely depend on the cash flows of our subsidiaries and their ability to make distributions to us. None of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions may also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. The terms of our existing indebtedness restricts our subsidiaries in certain circumstances to make payments to us, and future indebtedness we may incur could contain similar or more restrictive limitations. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to declare and pay cash dividends on the Series B Preferred Stock.

We may not have sufficient funds to pay, or may choose not to pay, dividends on the Series B Preferred Stock. In addition, regulatory and contractual restrictions may prevent us from declaring or paying dividends.

Our ability to declare and pay dividends on the Series B Preferred Stock will depend on many factors, including the following:

•	our financial condition, including the amount of cash we have on hand;

•	the amount of cash, if any, generated by our operations and financing activities;

•	our anticipated financing needs, including the amounts needed to service our indebtedness or other obligations;

•	the degree to which we decide to reinvest any cash generated by our operations or financing activities to fund our future operations;

•	the ability of our subsidiaries to distribute funds to us;

•	regulatory restrictions on our ability to pay dividends, including under the Delaware General Corporation Law; and

•	contractual restrictions on our ability to pay dividends.

In addition, our board of directors may choose not to pay accrued dividends on the Series B Preferred Stock for any reason. Accordingly, you may receive less than the full amount of accrued dividends on your Series B Preferred Stock. In addition, if we fail to declare and pay accrued dividends on the Series B Preferred Stock in full, then the value or trading price, if any, of the Series B Preferred Stock will likely decline.

The terms of our existing indebtedness restricts our subsidiaries in certain circumstances to make payments to us, and future indebtedness we may incur could contain similar or more restrictive limitations. If the terms of our indebtedness restrict or prohibit us from paying dividends, then we may seek to refinance that indebtedness or seek a waiver that would permit the payment of dividends. However, we may be unable or may choose not to refinance the indebtedness or obtain a waiver.

Under the Delaware General Corporation Law, we may declare dividends on the Series B Preferred Stock only out of our “surplus” (which generally means our total assets less total liabilities, each measured at their fair market values, less statutory capital), or, if there is no surplus, out of our net profits for the current or the immediately preceding fiscal year. We may not have sufficient surplus or net profits to declare and pay dividends on the Series B Preferred Stock.

If we are unable or decide not to pay accrued dividends on the Series B Preferred Stock in cash, then we may, but are not obligated to, elect to pay dividends in shares of our common stock. However, the payment of dividends in shares of our common stock will expose you to dilution and the risk of fluctuations in the price of our common stock, as described further or referred to in this “Risk Factors” section.

If we fail to declare and pay full dividends on the Series B Preferred Stock, then we will be prohibited from paying dividends on our common stock and any other junior securities, subject to limited exceptions. A reduction or elimination of dividends on our common stock may cause the trading price of our common stock to decline, which, in turn, will likely depress the value or trading price, if any, of the Series B Preferred Stock.

The Series B Preferred Stock will not entitle its holders to vote with holders of our common stock on matters on which our common stockholders are entitled to vote, except to the extent holders of the Series B Preferred Stock also hold Warrants.

If a holder of any Series B Preferred Stock also holds Warrants, then, subject to certain limitations, the Series B Preferred Stock will entitle that holder to vote, together with holders of our outstanding common stock, on matters on which our common stockholders are entitled to vote, assuming, for these purposes, that such holder held the shares underlying such Warrants. See “Description of the Series B Preferred Stock—Voting Rights—Right to Vote with Common Stockholders as Single Class.” If a holder of any Series B Preferred Stock does not own any Warrants, then that holder will not be entitled to the voting rights described in the preceding sentence. In that case, such a holder will not have the right, as a preferred stockholder, to vote in the general election of our directors, and the voting provisions of the Series B Preferred Stock may not afford such a holder with meaningful protections for its investment.

We may issue preferred stock in the future that ranks senior to or equally with the Series B Preferred Stock with respect to dividends and liquidation rights, which may adversely affect the rights of holders of the Series B Preferred Stock.

With the consent of the holders of at least two-thirds of the outstanding Series B Preferred Stock (and any other voting stock with similar voting rights), we may authorize and issue preferred stock that ranks senior to or equally with the Series B Preferred Stock with respect to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up. If we issue any such preferred stock in the future, your rights as a holder of the Series B Preferred Stock will be diluted and the value or trading price, if any, of the Series B Preferred Stock may decline.

There is currently no trading market for the Series B Preferred Stock. If an active trading market does not develop, then preferred stockholders may be unable to sell their Series B Preferred Stock at desired times or prices, or at all.

No market for the Series B Preferred Stock currently exists. We do not currently intend to apply to list the Series B Preferred Stock on any securities exchange or for quotation on any inter-dealer quotation system. Accordingly, an active market for the Series B Preferred Stock may never develop, and, even if one develops, it may not be maintained. If an active trading market for the Series B Preferred Stock does not develop or is not maintained, then the market price and liquidity of the Series B Preferred Stock will be adversely affected and holders of the Series B Preferred Stock may not be able to sell their Series B Preferred Stock at desired times or prices, or at all.

The liquidity of the trading market, if any, and future value or trading price, if any, of the Series B Preferred Stock will depend on many factors, including, among other things, the trading price and volatility of our common stock, prevailing interest rates, our dividend yield, financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market. Many of these factors are beyond our control. Historically, the market for preferred stock has been volatile. Market volatility could significantly harm the market for the Series B Preferred Stock, regardless of our financial condition, results of operations, business, prospects or credit quality.

The trading price of our common stock, the condition of the financial markets, prevailing interest rates and other factors could significantly affect the value or trading price, if any, of the Series B Preferred Stock.

We expect that the trading price of our common stock could significantly affect the value or trading price, if any, of the Series B Preferred Stock. This could result in significant volatility in the value or trading price, if any, of the Series B Preferred Stock. The trading price of our common stock will likely continue to fluctuate in response to the factors described or referred to elsewhere in this “Risk Factors” section and under the caption “Cautionary Note Regarding Forward-Looking Statements,” among others, many of which are beyond our control.

In addition, the condition of the financial markets and changes in prevailing interest rates can have an adverse effect on the value or trading price, if any, of the Series B Preferred Stock. For example, prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, and we would expect an increase in prevailing interest rates to depress the value or trading price, if any, of the Series B Preferred Stock.

The issuance or sale of shares of our common stock, or rights to acquire shares of our common stock, could depress the trading price of our common stock and the Series B Preferred Stock.

We may conduct future offerings of our common stock, preferred stock or other securities that are convertible into or exercisable for our common stock to finance our operations or fund acquisitions, or for other purposes. In addition, we have reserved a certain number of shares of our common stock for issuance under our Second Amended and Restated 2009 Equity Participation Plan. The terms of the Series B Preferred Stock will not restrict our ability to issue additional common stock or other junior securities in the future. If we issue additional shares of our common stock or rights to acquire shares of our common stock, if any of our existing stockholders sells a substantial amount of our common stock, or if the market perceives that such issuances or sales may occur, then the trading price of our common stock, and, accordingly, the value or trading price, if any, of the Series B Preferred Stock may significantly decline.

Provisions of the Series B Preferred Stock could delay or prevent an otherwise beneficial takeover of us.

Certain provisions in the Series B Preferred Stock could make a third-party attempt to acquire us more difficult or expensive. For example, if we enter into an agreement that would result in certain change-of-control events that constitute a “fundamental change” under the certificate of designations governing the Series A Preferred Stock occur, then we may be required to redeem the Series B Preferred Stock for cash in an amount equal to the liquidation preference of the Series B Preferred Stock plus accrued and unpaid dividends. See Description of the Series B Preferred Stock—Redemption Rights—Redemption in Connection with a Fundamental Change.” These provisions could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that preferred stockholders or holders of our common stock may view as favorable.

Your investment in the Series B Preferred Stock may be harmed if we redeem the Series B Preferred Stock.

We will have the right to redeem the Series B Preferred Stock in certain circumstances. See “Description of the Series B Preferred Stock—Redemption Rights.” If we redeem your Series B Preferred Stock, then you may be unable to reinvest any proceeds from the redemption in comparable investments at favorable interest or dividend rates. In addition, the Series B Preferred Stock is redeemable in part, under certain circumstances, and a redemption of less than all of the outstanding Series B Preferred Stock will likely harm the liquidity of the market for the unredeemed Series B Preferred Stock following the redemption. Accordingly, if your Series B Preferred Stock is not redeemed in a partial redemption, then you may be unable to sell your Series B Preferred Stock at the times you desire or at favorable prices, if at all, and the trading price of your Series B Preferred Stock may decline.

Because the Series B Preferred Stock will initially be held in book-entry form, preferred stockholders must rely on DTC’s procedures to exercise their rights and remedies.

The Series B Preferred Stock is currently represented in the form of “global certificates” registered in the name of Cede & Co., as nominee of the Depository Trust Company (“DTC”). Beneficial interests in global certificates are shown on, and transfers of global certificates are effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue physical certificates representing the Series B Preferred Stock. Accordingly, if you own a beneficial interest in a global certificate, then you will not be considered an owner or holder of the Series B Preferred Stock. Instead, DTC or its nominee will be the sole holder of the Series B Preferred Stock. Payments of cash dividends and other cash amounts on global certificates will be made to the paying agent, who will remit the payments to DTC. We expect that DTC will then credit those payments to the DTC participant accounts that hold book-entry interests in the global certificates and that those participants will credit the payments to indirect DTC participants. Unlike persons who have physical certificates registered in their names, owners of beneficial interests in global certificates will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from preferred stockholders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global certificates to vote on any requested actions on a timely basis.

Holding Series B Preferred Stock will not, in itself, confer any rights with respect to our common stock.

Except as described under the caption “Description of the Series B Preferred Stock—Voting Rights—Right to Vote with Common Stockholders as Single Class,” holders of Series B Preferred Stock will generally not be entitled to any rights with respect to our common stock (including rights to receive any dividends or other distributions on our common stock). However, holders of Series B Preferred Stock will be subject to all changes affecting our common stock to the extent the value or trading price, if any, of the Series B Preferred Stock depends on the market price of our common stock.

Risks Relating to the Series B Preferred Stock and Our Common Stock

Non-U.S. Holders may be subject to U.S. federal income tax if we are considered a United States real property holding corporation.

A Non-U.S. Holder (as defined hereinafter) of our Series B Preferred Stock or common stock may be subject to U.S. federal income and/or withholding tax in the event we are considered a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes. In that event, Non-U.S. Holders of our Series B Preferred Stock or common stock could be subject to U.S. federal income or withholding tax, or both, in respect of certain distributions on, and payments in connection with, a sale, exchange, redemption, repurchase or other disposition of such stock. If our common stock is “regularly traded on an established securities market” as defined by applicable Treasury Regulations, Non-U.S. Holders of our common stock generally will not be subject to such U.S. federal withholding tax, and Non-U.S. Holders of 5% or less of our common stock generally will not be subject to such U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of acquiring, owning and disposing of our Series B Preferred Stock or common stock. See “Certain United States Federal Income Tax Considerations—Tax Consequences Applicable to Non-U.S. Holders.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Securities offered by this prospectus.

DESCRIPTION OF THE SERIES B PREFERRED STOCK

On March 7, 2022, Kennedy-Wilson Holdings, Inc. (the “Corporation”) filed with the Secretary of State of the State of Delaware the Certificate of Designation (the “Series B Certificate of Designations”) creating the 4.75% Series B Cumulative Perpetual Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), and establishing the preferences, rights and limitations of the Series B Preferred Stock. On March 8, 2022, the Corporation issued 300,000 shares of its Series B Preferred Stock. Certain capitalized terms used in this summary are defined below under the caption “—Definitions.” Certain other terms used in this summary are defined in the Series B Certificate of Designations.

The following is a summary of the material terms of the Series B Preferred Stock as contained in the Series B Certificate of Designations. The following summary is not complete and is subject to, and qualified in its entirety by, the full text of the Series B Certificate of Designations that is incorporated by reference as Exhibit 3.4 to the registration statement of which this prospectus forms a part and is incorporated by reference herein.

Ranking

The Series B Preferred Stock ranks, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (a) on a parity with (x) the Corporation’s 5.75% Series A Cumulative Perpetual Convertible Preferred Stock, par value $0.0001 per share, and (y) each other class or series of capital stock the Corporation may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend and distribution rights and rights on liquidation, winding up or dissolution of the Corporation (collectively, “Parity Securities,” which term excludes the Series B Preferred Stock) and (b) senior to the Common Stock and each other class or series of capital stock the Corporation may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series B Preferred Stock as to dividend and distribution rights and rights on liquidation, winding-up or dissolution of the Corporation (the Common Stock and each such other class or series of capital stock referred to in this clause (b), collectively, “Junior Securities”).

Dividends

Generally

From and after the Issue Date, Holders shall be entitled to receive, when, as and if authorized and declared by the Board of Directors, out of legally available funds, on a cumulative basis, cash dividends in the amount determined as set forth in this “—Dividends” section.

Dividend Payment Dates and Record Dates

Subject to the “—Generally” section above, dividends shall be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each, a “Dividend Payment Date”). Each dividend will be payable to Holders of record as they appear in the stock register of the Corporation at the close of business on the first day of the month, whether or not a Business Day, in which the relevant Dividend Payment Date occurs (each such first day, a “Record Date”). Each period from and including a Dividend Payment Date (or, for the first Dividend Period, the Issue Date) to, but excluding, the following Dividend Payment Date, is herein referred to as a “Dividend Period.”

Rate and Accrual of Dividends

Dividends, if, when and as authorized and declared by the Board of Directors, will be payable, for each outstanding share of Series B Preferred Stock, at an annual rate equal to the Dividend Rate on the $1,000 per share Liquidation Preference thereof. Dividends payable for a Dividend Period will be computed on the basis of a

360-day year of twelve 30-day months. If a scheduled Dividend Payment Date falls on a day that is not a Business Day, the dividend will be paid on the next Business Day with the same effect as if it were paid on the scheduled Dividend Payment Date, and no interest or other amount will accrue on such dividend for the period from and after that Dividend Payment Date to the date such dividend is paid. No interest or sum of money in lieu of interest will be paid on any dividend payment on shares of Series B Preferred Stock paid later than the scheduled Dividend Payment Date.

Cumulation of Dividends

Dividends on the Series B Preferred Stock are cumulative. Dividends on each share of Series B Preferred Stock shall accrue in the manner provided in the second sentence of the “—Rate and Accrual of Dividends” section above, from and after the Issue Date, whether or not declared, and whether or not there are earnings or profits, surplus or other funds or assets of the Corporation legally available for the payment of dividends.

Dividend Blocker

Subject to the succeeding sentence, so long as any share of Series B Preferred Stock remains outstanding: (i) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Securities; and (ii) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, unless, in each case, full dividends on all outstanding shares of Series B Preferred Stock and Parity Securities for all prior completed Dividend Periods, if any, have been paid (or have been declared and a sum sufficient for the payment thereof has been set aside). Notwithstanding anything to the contrary, this “—Dividend Blocker” section will in no event prohibit or otherwise limit any of the following: (1) any dividend or distribution payable solely in Junior Securities, together with cash in lieu of any fractional security; (2) purchases, redemptions or other acquisitions of any Junior Securities in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business and consistent with past practices of the Corporation prior to the Issue Date, including, without limitation: (x) purchases to offset the Share Dilution Amount pursuant to a publicly announced repurchase plan, but only to the extent that such purchases do not exceed the Share Dilution Amount; (y) the forfeiture of unvested shares of restricted stock or share withholdings (including withholdings effected by means of a repurchase or similar transaction) or other surrender of shares to which the holder may otherwise be entitled upon exercise, delivery or vesting of equity awards (whether in payment of applicable taxes, the exercise price or otherwise); and (z) the payment of cash in lieu of fractional shares; (3) purchases of, or other payments in lieu of the issuance of, fractional interests in any Junior Securities pursuant to the conversion, exercise or exchange provisions of such Junior Securities or of any securities convertible into, or exercisable or exchangeable for, Junior Securities; (4) any dividends or distributions of rights or Junior Securities in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (5) purchases of Junior Securities pursuant to a contractually binding requirement to buy Junior Securities existing prior to the immediately preceding Dividend Payment Date (or, if no prior Dividend Payment Date, the Issue Date); provided, that: (x) such requirement is pursuant to a contract that is with a nationally recognized independent investment banking firm and provides for the purchase of such Junior Securities pursuant to an algorithm or other form of equity repurchase instructions customary for contracts of such nature; and (y) at the time such contractually binding requirement was entered into, the condition set forth in the first sentence of this “—Dividend Blocker” section with respect to dividends on the outstanding shares of Series B Preferred Stock and Parity Securities was satisfied; (6) the exchange, reclassification or conversion of Junior Securities for or into other Junior Securities (together with the payment of cash in lieu of fractional securities); and (7) the adoption and implementation of an employee stock purchase program on customary terms; provided, that the aggregate amount paid by the Corporation pursuant to this clause (7) cannot exceed $20,000,000 in any period of five years or $5,000,000 in any period of one year.

Subject to the succeeding sentence, for so long as any shares of Series B Preferred Stock remain outstanding: (i) no dividends shall be declared or paid or set aside for payment on any Parity Securities for any period (other than a dividend payable solely in shares of Junior Securities); and (ii) no shares of Parity Securities shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Parity Securities for or into Junior Securities or the exchange or conversion of Parity Securities for or into Junior Securities), unless, in each case, full dividends on all outstanding shares of Series B Preferred Stock for all prior completed Dividend Periods have been paid in full or declared and a sum sufficient for the payment thereof set aside for all outstanding shares of Series B Preferred Stock. To the extent the Corporation declares dividends on the Series B Preferred Stock and on any Parity Securities but does not make full payment of such declared dividends, the Corporation shall allocate the dividend payments on a pro rata basis among the holders of the shares of Series B Preferred Stock and the holders of any Parity Securities then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation shall allocate those payments so that the respective amounts of those payments bear the same ratio to each other as all accrued and unpaid dividends per share on the Series B Preferred Stock and all Parity Securities (which, in the case of any such Parity Securities shall not include any accumulation in respect of unpaid dividends for past dividend periods if such Parity Securities do not have a cumulative dividend) bear to each other.

Except as provided in the preceding paragraphs of this “—Dividend Blocker” section, the Series B Certificate of Designations will not prohibit or otherwise restrict the declaration or payment of any dividend or distribution on Junior Securities or Parity Securities.

No Right to Participatory Dividends

Without limiting the generality of the “—Dividend Blocker” section above, the Series B Preferred Stock shall not be entitled to participate in dividends or other distributions on any other class of capital stock of the Corporation.

Method of Payment of Cash Dividends

Payments of cash for a declared dividend on any share of Series B Preferred Stock will be delivered to the Holder of such share by wire transfer to the account of such Holder provided in writing to the Corporation no later than the related Record Date (or, in the case of Series B Preferred Stock held in book-entry form through the Depositary, through a book-entry transfer through the Depositary).

Treatment of Dividends When the Redemption Date or Extinguishment Date Occurs After a Record Date and on or Before the Related Dividend Payment Date

Notwithstanding anything to the contrary in the Series B Certificate of Designations, if the Redemption Date or Extinguishment Date for any share of Series B Preferred Stock to be redeemed or extinguished is after the Record Date for any declared dividend and on or prior to the related Dividend Payment Date, then: (i) the Holder of record of such share as of the close of business on such Record Date shall receive such dividend on or, at the Corporation’s election, before such Dividend Payment Date, notwithstanding such redemption or extinguishment, as applicable; and (ii) the Redemption Price (in the case of a redemption) or the Setoff Price (in the case of an extinguishment) will not include any accrued dividends in respect of the Dividend Period corresponding to such declared dividend referred to in this “—Treatment of Dividends When the Redemption Date or Extinguishment Date Occurs After a Record Date and on or Before the Related Dividend Payment Date” section.

Liquidation

In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, the Holders of each share of Series B Preferred Stock at the time shall be entitled to receive liquidating distributions in an amount equal to the Liquidation Preference of such share, plus an amount equal to all accrued and unpaid dividends on such share to, and including, the date of such liquidation, out of assets legally available for distribution to the

Corporation’s stockholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, the Holders will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remaining assets of, the Corporation.

In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series B Preferred Stock and amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to their full respective liquidating distributions (including, if applicable, accrued and unpaid dividends) to which they would otherwise be respectively entitled.

The Corporation’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or the sale of all or substantially all of the Corporation’s property or business will not constitute its liquidation, dissolution or winding up.

Maturity

The Series B Preferred Stock shall be perpetual unless redeemed, extinguished or otherwise cancelled in accordance with the Series B Certificate of Designations.

Redemption Rights

Corporation’s Right to Redeem at its Option

The Corporation shall have the right, at its option, to redeem the Series B Preferred Stock, in whole or in part, at any time, on a Redemption Date determined in accordance with the “—Redemption Notice” section below.

Redemption in Connection with a Fundamental Change

If the Corporation executes and delivers an agreement whose performance would constitute a Fundamental Change, the Corporation shall, to the extent the Corporation has funds legally available to do so, be required to redeem the Series B Preferred Stock, in whole, on a Redemption Date (determined in accordance with the “—Redemption Notice” section below) occurring on or before the Effective Date of such Fundamental Change, at the Redemption Price. A redemption pursuant to this “—Redemption in Connection with a Fundamental Change” section will be deemed to occur immediately before the consummation of such Fundamental Change. Notwithstanding anything to the contrary in this “—Redemption in Connection with a Fundamental Change” section, if, after sending a Redemption Notice for a redemption pursuant to this “—Redemption in Connection with a Fundamental Change” section, the Corporation publicly announces that the related Fundamental Change will not occur, then such Redemption Notice will be deemed to be automatically rescinded, without the need for any further action on the part of the Corporation or any other Person. In the case of any such rescission, the Corporation will, as soon as reasonably practicable, send notice of the same to each Holder.

Redemption Notice

In order to exercise its right to redeem the Series B Preferred Stock pursuant to the “—Corporation’s Right to Redeem at its Option” section above or its requirement to redeem the Series B Preferred Stock pursuant to the “—Redemption in Connection with a Fundamental Change” section above, the Corporation shall send notice (in accordance with the “—Notices” section below) of such redemption (a “Redemption Notice”) not less than 30 days (and, in the case of a redemption pursuant to the “—Corporation’s Right to Redeem at its Option” section above, no more than 60 days) prior to the date fixed for redemption (the “Redemption Date”) to the Holders, stating:

(i)	the Redemption Date;

(ii)	the Redemption Price; and

(iii)	the place or places where certificates for such shares of Series B Preferred Stock are to be surrendered for payment of the Redemption Price.

Any such Redemption Notice provided by the Corporation shall be irrevocable, except as provided in the “—Redemption in Connection with a Fundamental Change” section above.

Redemption Price

Subject to the “—Dividends—Treatment of Dividends When the Redemption Date or Extinguishment Date Occurs After a Record Date and on or Before the Related Dividend Payment Date” section above, the Redemption Price for any share of Series B Preferred Stock to be redeemed on a Redemption Date will be a cash amount equal to the Liquidation Preference of such share plus accrued and unpaid dividends on such share to, but excluding, such Redemption Date.

Effect of Redemption Notice

If notice of redemption of any shares of Series B Preferred Stock has been given and if the funds necessary for such redemption have been irrevocably set aside by the Corporation, separate and apart from its other funds, in trust for the benefit of the holders of the shares of Series B Preferred Stock so called for redemption, then, subject to the “—Dividends—Treatment of Dividends When the Redemption Date or Extinguishment Date Occurs After a Record Date and on or Before the Related Dividend Payment Date” section above, from and after the Redemption Date (unless default shall be made by the Corporation in providing for the payment of the Redemption Price), dividends will cease to accrue on such shares of Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the Redemption Price. In the event that any Redemption Date shall not be a Business Day, then payment of the Redemption Price need not be made on such Redemption Date but may be made on the next succeeding Business Day with the same force and effect as if made on such redemption date and no interest or other sums shall accrue on the amount so payable for the period from and after such Redemption Date to such next succeeding Business Day.

Upon surrender, in accordance with such notice, of the certificates representing shares of Series B Preferred Stock to be so redeemed (or, in the case of shares of Series B Preferred Stock held in book-entry form through the Depositary, upon satisfaction of the applicable procedures of the Depositary with respect to redemptions), such shares of Series B Preferred Stock shall be redeemed by the Corporation at the Redemption Price.

No Other Rights of Redemption

Subject to the “—Exercise of Warrants” section below, the Series B Preferred Stock shall not be redeemable by the Corporation or exchangeable by the Holders other than in accordance with this “—Redemption Rights” section.

No Sinking Fund Obligations

Subject to the “—Exercise of Warrants” section below, the Series B Preferred Stock shall not be subject to any sinking fund or other obligation to redeem, repurchase or retire the Series B Preferred Stock other than to the extent set forth in this “—Redemption Rights” section.

Exercise of Warrants

Extinguishment of Series B Preferred Stock in Connection Warrant Exercises

If a Holder exercises any or all Warrants owned by it, then such Holder will have the right (the “Extinguishment Right”), at its option, to require the Corporation to extinguish a number of shares of Series B Preferred Stock held by it that is no greater than is required for the Setoff Price to equal the Aggregate Strike Price for such exercised Warrants. Pursuant to Section 5(c)(i) of the Warrant Agreement, the Setoff Price for the Series B Preferred Stock to be extinguished pursuant to the preceding sentence will be applied to reduce (in whole or in part) the amount payable in respect of the Aggregate Strike Price for such exercised Warrants. Upon the Holder’s exercise of the Extinguishment Right with respect to any shares of Series B Preferred Stock, the Corporation shall extinguish and cancel such shares of Series B Preferred Stock pursuant to this “—Exercise of Warrants” section. For the avoidance of doubt, if the Setoff Price for any shares of Series B Preferred Stock that are extinguished is less than the Aggregate Strike Price due in respect of the exercise of any Warrant, then the shortfall must be paid in cash or by the extinguishment of additional share(s) of Series B Preferred Stock by the Holder.

Extinguishment Demand

In order to exercise its Extinguishment Right pursuant to “—Exercise of Warrants” section with respect to any Warrants to be exercised, the Holder shall accompany the Exercise Notice for such exercised Warrants, when delivered to the Corporation pursuant to Section 5(c) of the Warrant Agreement, with: (1) the shares of Series B Preferred Stock to be extinguished pursuant to such exercise of the Extinguishment Right (which, if such shares of Series B Preferred Stock are in certificated form, must be duly endorsed and in proper form for transfer); and (2) such a notice to the Corporation (in accordance with the “—Notices” section below) (a “Holder Extinguishment Demand”), stating:

(i)	that Holder is exercising its Extinguishment Right;

(ii)	the number of Warrants to be exercised; and

(iii)	the number of shares of Series B Preferred Stock to be extinguished.

Any such Holder Extinguishment Demand provided by a Holder shall be irrevocable.

Setoff Price

Subject to the “—Dividends—Treatment of Dividends When the Redemption Date or Extinguishment Date Occurs After a Record Date and on or Before the Related Dividend Payment Date” section above, the Setoff Price for any shares of Series B Preferred Stock to be extinguished on an Extinguishment Date will be an amount equal to the aggregate Liquidation Preference of such shares plus accrued and unpaid dividends on such shares to, but excluding, such Extinguishment Date, subject to the “—Dividends—Treatment of Dividends When the Redemption Date or Extinguishment Date Occurs After a Record Date and on or Before the Related Dividend Payment Date” section above.

Extinguishment Date

The date (the “Extinguishment Date”) for any share of Series B Preferred Stock to be extinguished pursuant to this “—Exercise of Warrants” section shall be the Exercise Date for the related Warrants being exercised.

Voting Rights

Holders of Series B Preferred Stock shall have the voting rights set forth in this “Description of the Series B Preferred Stock—Voting Rights—Right to Vote with Common Stockholders as Single Class” section and any other voting rights as may from time to time be required by applicable law.

Right to Vote with Common Stockholders as Single Class

Subject to the continued listing standards of the New York Stock Exchange: (i) Holders of Series B Preferred Stock shall have the right to vote, together with holders of the outstanding shares of Common Stock as a single class, on any and all matters requiring the vote of common stockholders under applicable law and on all other matters put before holders of the Common Stock for a vote; and (ii) for these purposes, each Holder will be deemed, for purposes of such vote, to be the holder of record, on the applicable record date for such vote, of a number of shares of Common Stock equal to the whole number of shares of Common Stock that such Holder (or its Affiliates) would have been entitled to receive upon exercise of all of such Holder’s (or its Affiliates’) Warrants outstanding as of such record date, assuming the Exercise Date for such Warrants occurred on such record date; provided, however, that: (x) a Holder will have voting rights pursuant to this “—Right to Vote with Common Stockholders as Single Class” section only to the extent, if any, that such Holder or its Affiliates are a “Holder” (as defined in the Warrant Agreement) of any Warrants; (y) such number of shares shall be determined assuming “Physical Settlement” (as defined in the Warrant Agreement) applies to such exercise; and (z) solely for these purposes, a Warrant will be deemed not to be outstanding if it is or has been transferred in breach of Section 3(g)(i)(1) of the Warrant Agreement. Absent manifest error, the number of votes ascribed to the Series B Preferred Stock of any Holder pursuant to this “—Right to Vote with Common Stockholders as Single Class” section will be determined by the Corporation pursuant to the Registrar for the Series B Preferred Stock and the registrar for the Warrants, and each Holder agrees to provide the Corporation will all documents or other evidence as the Corporation may reasonably request for purposes of making or confirming such determination.

Right to Elect Two Directors Upon Nonpayment Events

Whenever dividends on any shares of Series B Preferred Stock or any other series of Voting Preferred Stock shall not have been declared and paid, on a cumulative basis, for the equivalent of four or more Dividend Periods, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting the Board of Directors shall (subject to the terms of the Certificate of Incorporation) automatically be increased by two and the holders of Series B Preferred Stock, together with the holders of any outstanding shares of Voting Preferred Stock, voting together as a single class, shall be entitled to vote for the election of the two additional directors (each, a “Preferred Stock Director”); provided, that it shall be a qualification for election for any such Preferred Stock Director that the election of such director shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which the Corporation’s securities may then be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and provided further, that the Board of Directors shall, at no time, include more than two Preferred Stock Directors.

In the event that the holders of the Series B Preferred Stock, and such other holders of Voting Preferred Stock, shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 20% of the Series B Preferred Stock or of any other such series of Voting Preferred Stock then outstanding (provided, that such request is received at least 90 calendar days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, failing which election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders during the continuance of such Nonpayment Event. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series B Preferred Stock or Voting Preferred Stock then outstanding, and delivered to the Secretary of the Corporation in such manner as provided for in the “—Notices” section below, or as may otherwise be required by law.

If and when all accrued and unpaid dividends in respect of all prior completed Dividend Periods have been paid in full, or declared and a sum sufficient for such payment shall have been set aside, on the Series B Preferred Stock and any other series of Voting Preferred Stock for at least two consecutive Dividend Periods after a Nonpayment Event (a “Nonpayment Remedy”), the holders of the Series B Preferred Stock shall immediately and, without any further action by the Corporation, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent Nonpayment Event (and the number of Dividend Periods in which dividends have not been declared and paid shall be reset to zero). If such voting rights for the Series B

Preferred Stock and all other holders of Voting Preferred Stock shall have terminated, the term of office of each Preferred Stock Director so elected shall forthwith terminate and the number of directors on the Board of Directors shall automatically be reduced accordingly. In determining whether dividends have been paid for two Dividend Periods following a Nonpayment Event, the Corporation may take account of any dividend that it elects to pay for such a Dividend Period after the regular Dividend Payment Date for that Dividend Period has passed.

Any Preferred Stock Director may be removed with cause in accordance with the Delaware General Corporation Law. Any Preferred Stock Director may also be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series B Preferred Stock and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). In the event that a Nonpayment Event shall have occurred and there has not been a Nonpayment Remedy, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment Event) may be filled by the written consent of the Preferred Stock Director remaining in office, or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Series B Preferred Stock and Voting Preferred Stock (voting together as a single class), when they have the voting rights described above; provided, that the filling of each vacancy will not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which the Corporation’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of Preferred Stock Director after a Nonpayment Event (provided, that such request is received at least 90 calendar days before the date fixed for the next annual or special meeting of the stockholders, failing which election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Each Preferred Stock Director elected at any special meeting of stockholders or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided.

Notwithstanding anything to the contrary in this “—Right to Elect Two Directors Upon Nonpayment Events” section, if the Holders of the Series B Preferred Stock and the holders of any Voting Preferred Stock have the right to vote for the election of any Preferred Stock Director, and the addition of such Preferred Stock Director to the Board of Directors would cause the size of the Board of Directors to exceed the limitations set forth in the Certificate of Incorporation, then such Preferred Stock Director will not take office until and unless the addition of such Preferred Stock Director to the Board of Directors would not cause the size of the Board of Directors to exceed the limitations set forth in the Certificate of Incorporation.

If any Preferred Stock Director is unable to take office as result of the preceding paragraph, then the Dividend Rate will be increased to 6.75% per annum during the period from, and including, the date on which the related Nonpayment Event shall have first occurred and ending on, but excluding, the earlier of the date on which: (x) such Preferred Stock Director takes office in accordance with the provisions of this “—Right to Elect Two Directors Upon Nonpayment Events” section; or (y) all accrued and unpaid dividends in respect of all prior completed Dividend Periods have been paid in full, or declared and a sum sufficient for such payment shall have been set aside, on the Series B Preferred Stock and any series of Voting Preferred Stock for at least two consecutive Dividend Periods after such Nonpayment Event, and on and after such earlier date, the Dividend Rate will be 4.75% per annum (subject to the application of this paragraph to any subsequent Nonpayment Event).

Other Voting Rights

So long as any shares of Series B Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock and any Voting Preferred Stock then outstanding

(subject to the last paragraph of this “—Other Voting Rights” section) at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i)

Authorization of Senior or Parity Stock. Any amendment or alteration of the Certificate of Incorporation or the Series B Certificate of Designations to authorize or create, or increase the authorized amount of, any shares of any specific class or series of capital stock of the Corporation ranking senior to or equal with the Series B Preferred Stock with respect to either or both the payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii)

Amendment of Series B Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation or the Series B Certificate of Designations so as to adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock; or

(iii)

Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series B Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless, in each case, either: (A)(x) the shares of Series B Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its parent, in each case, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and (y) such shares of Series B Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series B Preferred Stock immediately prior to such consummation; or (B) such exchange, reclassification, merger or consolidation constitutes or would constitute a Fundamental Change as to which the Corporation is required to redeem all outstanding Series B Preferred Stock pursuant to the “—Redemption Rights—Redemption in Connection with a Fundamental Change” section above;

provided, however, that for all purposes of this “—Other Voting Rights” section: (x) none of the following will be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock: (1) any increase in the amount of the Corporation’s authorized but unissued shares of preferred stock; and (2) the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock of the Corporation ranking junior to the Series B Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation; and (y) any binding share exchange, reclassification, merger or consolidation that satisfies the requirements of clause (A) or (B) of clause (iii) above will not require the consent of any Holders pursuant to clause (i) or clause (ii) above.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this “—Other Voting Rights” section would materially and adversely affect one or more but not all series of Voting Preferred Stock (including the Series B Preferred Stock for the purpose of this paragraph), then only the series of Voting Preferred Stock materially and adversely affected and entitled to vote shall vote as a class in lieu of all other series of Voting Preferred Stock.

Change for Clarification

Without the consent of the Holders of the Series B Preferred Stock, the Corporation may amend, alter, supplement or repeal any terms of the Series B Preferred Stock:

(i)	to cure any ambiguity, or to cure, correct or supplement any provision contained in the Series B Certificate of Designations that may be ambiguous, defective or inconsistent; or

(ii)

to make any provision with respect to matters or questions relating to the Series B Preferred Stock that is not inconsistent with the provisions of the Series B Certificate of Designations, so long as the same does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof of the Series B Preferred Stock;

provided, however, that if any such amendment, alteration, supplement or repeal pursuant to clause (i). above adversely affects the rights, preferences, privileges or voting powers of the Series B Preferred Stock, then, prior to or concurrently with, effectuating the same, the Corporation will provide, to the Transfer Agent (with a copy to each Holder upon request), a certificate signed by one of its officers, together with a legal opinion (which may be issued by an employee of the Corporation) addressed to the Holders, each providing that such amendment, alteration, supplement or repeal is permitted by the Series B Certificate of Designations.

Procedures for Voting and Consents

The rules and procedures for calling and conducting any meeting of the holders of Series B Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility, if any, on which the Series B Preferred Stock or the Common Stock is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series B Preferred Stock and any Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series B Preferred Stock are entitled to vote shall be determined by the Corporation by reference to the specified liquidation preference amounts of the Series B Preferred Stock and such other Voting Preferred Stock voted or covered by the consent.

Sufficiency of Legally Available Funds

If on any due date for a required payment on the Series B Preferred Stock hereunder, the Corporation shall not have funds legally available for distribution to Holders of Series B Preferred Stock sufficient to satisfy such payment obligation in full, then the Corporation shall not be relieved of its obligations in respect of such payment and shall make such payment immediately upon the availability of funds legally available therefor. During the pendency non-payment of any required amounts in respect of the Series B Preferred Stock in accordance with the foregoing (other than the non-payment of dividends the remedies for which are as set forth in the “—Dividends” section above), the Corporation shall be deemed to not have paid dividends on the Series B Preferred Stock for all prior completed Dividend Periods for purposes of the “—Dividends—Dividend Blocker” section above and shall be subject to the restrictions set forth therein.

The Corporation shall not execute and deliver any agreement whose performance would constitute a Fundamental Change unless, at the time of such execution and delivery, the Corporation in good faith believes the Corporation or its successor, as applicable, has or will have sufficient funds legally available to redeem the Series B Preferred Stock in accordance with this “—Sufficiency of Legally Available Funds” section.

Transfer Agent, Registrar and Paying Agent

The duly appointed Transfer Agent, Registrar and paying agent for the Series B Preferred Stock is initially Continental Stock Transfer & Trust Co. The Corporation may, in its sole discretion, remove the Transfer Agent; provided, that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.

Notices

All notices referred to in the Series B Certificate of Designations shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of the Series B Certificate of Designations) with postage prepaid, addressed: (i) if to the Corporation, to the principal executive office of the Corporation at its principal office in the United States of America, or to an agent of the Corporation designated in writing as permitted by the Series B Certificate of Designations; or (ii) if to any Holder of shares of Series B Preferred Stock, to such Holder at the address of such Holder as listed in the stock record books of the Corporation (which may include the records of the Transfer Agent); or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated in writing by notice similarly given. Without limiting the generality of the foregoing, notice to the Corporation or any Holder may be provided by electronic mail to the address theretofore specified by the recipient to the other party, and any such notice provided in such manner will be deemed, as of the time it is sent, to have been duly given in writing to the other party but only if such notice is also sent not later than the following Business Day via next day mail or a similar service to the address specified in the preceding sentence.

Any Redemption Notice provided to a Holder in accordance with this “—Notices” section will be conclusively presumed to have been duly given, whether or not the Holder receives such notice, but the failure to duly give such notice in accordance with this “—Notices” section, or any defect in such notice, to any Holder of any share of Series B Preferred Stock will not affect the validity of the proceedings for the redemption of any other share of Series B Preferred Stock.

Definitions

As used in this “Description of the Series B Preferred Stock” section with respect to the Series B Preferred Stock:

“Affiliate” has the meaning set forth in Rule 144.

“Aggregate Strike Price” has the meaning set forth in the Warrant Agreement.

“Board of Directors” means the board of directors of the Corporation or any committee thereof duly authorized to act on behalf of such board of directors.

“Business Day” means any day that is not Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

“Bylaws” means the Amended and Restated Bylaws of the Corporation as in effect on the date hereof, as the same may hereafter be amended from time to time.

“Certification of Incorporation” means the Amended and Restated Certificate of Incorporation of the Corporation in effect on the date hereof, as it may hereafter be amended from time to time, and shall include the Series B Certificate of Designations.

The term “close of business” means 5:00 p.m., New York City time.

“Common Stock” means the common stock, par value $0.0001 per share, of the Corporation.

“Corporation” means Kennedy-Wilson Holdings, Inc., a Delaware corporation.

“Depositary” means DTC or its nominee or any successor depositary duly appointed by the Corporation.

“Dividend Rate” means a rate per annum equal to 4.75%, subject to the “Description of the Series B Preferred Stock—Voting Rights—Right to Elect Two Directors Upon Nonpayment Events” section.

“DTC” means The Depository Trust Company and its successors or assigns.

“Effective Date” means the date on which the relevant Fundamental Change becomes effective.

“Excepted Person” means Fairfax Financial Holdings Limited and each Affiliate thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Exercise Date” has the meaning set forth in the Warrant Agreement.

“Exercise Notice” has the meaning set forth in the Warrant Agreement.

“Fundamental Change” means the occurrence of any of the following:

(i)

a “person” or “group” within the meaning of Section 13(d) of the Exchange Act (other than: (x) any Excepted Person or any “person” or “group” that includes an Excepted Person; (y) the Corporation and its Wholly Owned Subsidiaries; and (z) any employee benefit plan of the Corporation or its Wholly Owned Subsidiaries) files a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of capital stock of the Corporation representing more than 50% of the total voting power of all shares of capital stock of the Corporation entitled to vote generally in the election of the Corporation’s directors; or

(ii)

consummation of any consolidation or merger involving the Corporation or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, to any Person other than one of the Corporation’s subsidiaries; provided, however, that any consolidation, merger or similar transaction involving the Corporation pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act) all classes of the Corporation’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (ii).

For the purposes of the preceding definition, any transaction or event described in both clause (i) and in clause (ii) above (without regard to the proviso in clause (ii)) will be deemed to occur solely pursuant to clause (ii) above (subject to such proviso).

“Holder” means the Person in whose name the shares of the Series B Preferred Stock are registered, which may be treated by the Corporation, Transfer Agent, Registrar and paying agent as the absolute owner of the shares of Series B Preferred Stock for purposes of making payment and for all other purposes.

“Initial Holders” means the purchasers listed on Schedule I to the Purchase Agreement.

“Issue Date” means March 8, 2022.

“Liquidation Preference” means $1,000 per share of Series B Preferred Stock.

The term “open of business” means 9:00 a.m., New York City time.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

“Purchase Agreement” means that certain 4.75% Series B Cumulative Perpetual Preferred Stock and Warrant Purchase Agreement, dated as of February 23, 2022, among the Corporation and the purchasers named therein.

“Redemption Price” means the cash price at which any share of Series B Preferred Stock is redeemed, computed in accordance with the “—Redemption Rights—Redemption Price” section.

“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series B Preferred Stock, and its successors and assigns or any other registrar duly appointed by the Corporation.

“Series B Certificate of Designations” means the Certificate of Designations relating to the Series B Preferred Stock, as it may hereafter be amended from time to time.

“Setoff Price” means the valuation at which any shares of Series B Preferred Stock are extinguished, computed in accordance with the “—Exercise of Warrants—Setoff Price” section.

“Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with accounting principles generally accepted in the United States, and as measured from the Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to directors, employees and agents and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

“Subsidiary” means, with respect to any Person: (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where: (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Transfer Agent” means Continental Stock Transfer & Trust Co. acting as Transfer Agent, Registrar and paying agent for the Series B Preferred Stock, and its successors and assigns, including any successor transfer agent duly appointed by the Corporation.

“Voting Preferred Stock” means, as of any time, any and all series of preferred stock of the Corporation (other than the Series B Preferred Stock) that rank equally with Series B Preferred Stock either or both as to the payment of dividends and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which voting rights similar to those provided in the “Description of the Series B Preferred Stock—Voting Rights— Right to Elect Two Directors Upon Nonpayment Events” and the “Description of the Series B Preferred Stock—Voting Rights—Other Voting Rights” sections have been conferred and are exercisable as of such time.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

“Warrant Agreement” means that certain Warrant Agreement, dated the Issue Date, between the Corporation and the Initial Holders, relating to the Warrants.

“Warrants” means the warrants of the Corporation issued to the Initial Holders on the Issue Date pursuant to the Warrant Agreement.

DESCRIPTION OF COMMON STOCK

Our amended and restated certificate of incorporation authorizes the issuance of 200,000,000 shares of common stock, par value $0.0001 per share. As of May 3, 2022, 137,790,768 shares of common stock were issued and outstanding. Holders of common stock have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our amended and restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. The payment of dividends, if ever, on the common stock will be subject to (i) the prior payment of dividends on any outstanding shares of preferred stock, and (ii) compliance with any applicable limitation in our debt agreements, including debt securities issued pursuant to this prospectus and any prospectus supplement. Our common stock has no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Our board of directors is divided into three classes, each of which generally serve for a term of three years with only one class of directors being elected in each year. In the case of an election of directors, where a quorum is present, a majority of the votes cast will be required to elect each director in an uncontested election, but a plurality of the votes cast will be sufficient to elect a director in a contested election. There is no cumulative voting with respect to the election of directors.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (each as defined below) of the ownership and disposition of the shares of our Series B Preferred Stock and common stock purchased from the selling securityholders pursuant to this prospectus, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our Series B Preferred Stock or common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the ownership and disposition of our Series B Preferred Stock or common stock.

This discussion is limited to holders that hold our Series B Preferred Stock or common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or the alternative minimum tax. In addition, it does not address consequences relevant to U.S. Holders and Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding our Series B Preferred Stock or common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	broker-dealers;

•	dealers or traders subject to a mark-to-market method of accounting with respect to their holdings of securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” “S corporations” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our Series B Preferred Stock or common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our Series B Preferred Stock or common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	except to the extent discussed below, persons that own, or are deemed to own, more than 5% of our Series B Preferred Stock or common stock;

•	U.S. Holders whose functional currency is not the U.S. dollar;

•	tax-qualified retirement plans; and

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity (or arrangement) treated as a partnership for U.S. federal income tax purposes holds our Series B Preferred Stock or common stock, the tax treatment of a partner or beneficial owner of the entity (or arrangement) will depend on the status of the owner, the activities of the entity (or arrangement) and certain determinations made at the partner or beneficial owner level. Accordingly, entities (or arrangements) treated as partnerships for U.S. federal income tax purposes holding our Series B Preferred Stock or common stock and the partners or beneficial owners in such entities (or arrangements) should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR SERIES B PREFERRED STOCK OR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definitions of U.S. Holder and Non-U.S. Holder

The discussion under the heading “Tax Consequences Applicable to U.S. Holders” below is addressed to a holder of our Series B Preferred Stock or common stock that is a U.S. Holder for U.S. federal income tax purposes. A “U.S. Holder” means a beneficial owner of shares of our Series B Preferred Stock or common stock that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person.

For purposes of the discussion under the heading “Tax Consequences Applicable to Non-U.S. Holders” below, a “Non-U.S. Holder” is any beneficial owner of shares of our Series B Preferred Stock or common stock that is neither a U.S. Holder nor an entity (or arrangement) treated as a partnership for U.S. federal income tax purposes.

Tax Consequences Applicable to U.S. Holders

Distributions

Distributions with respect to our Series B Preferred Stock or common stock that are paid in cash will be taxable as dividends for U.S. federal income tax purposes to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. Subject to customary conditions and limitations, dividends will be eligible for the dividends-received deduction in the case of U.S. Holders that are corporations. Dividends paid to non-corporate U.S. Holders generally will qualify for taxation at special rates if such holders meet certain holding period and other applicable requirements. U.S. Holders should consult their own tax advisors regarding the application of reduced tax rates and the dividends-received deduction in their particular circumstances. For purposes of determining whether distributions to holders of our Series B Preferred Stock or common stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.

To the extent that the amount of distributions with respect to our Series B Preferred Stock or common stock exceeds our current and accumulated earnings and profits, such excess will be treated first as a tax-free return of capital to the extent of (and reducing) the U.S. Holder’s adjusted tax basis in such Series B Preferred Stock or common stock, as the case may be, and thereafter as capital gain from the sale of such Series B Preferred Stock or common stock.

Preferred OID

Because the Series B Preferred Stock was issued together with the Warrants to the Initial Holders, the Series B Preferred Stock may be treated for U.S. federal income tax purposes as issued at a discount (i.e., with “preferred OID”) for purposes of Section 305 of the Code. Under such rules, a holder of Series B Preferred Stock may be required to include the discount, if any, at which the Series B Preferred Stock is treated as having been issued in income over time as a constructive distribution if certain conditions are met (the “preferred OID rules”). In the case of U.S. Holders, any such constructive distributions will generally be taxed in the same manner as actual distributions described above under “—Distributions.” In addition, a U.S. Holder will increase its tax basis in the Series B Preferred Stock for any constructive distributions deemed received.

Should we determine that the preferred OID rules are applicable to the Series B Preferred Stock, we will inform the holders of Series B Preferred Stock regarding the amount and timing of constructive distributions. The Company’s determination will be binding on all holders of Series B Preferred Stock, other than a holder that explicitly discloses its contrary determination on a timely filed tax return for the taxable year that includes such holder’s acquisition of Series B Preferred Stock. Our determination will not be binding on the IRS.

Holders of Series B Preferred Stock should consult their tax advisors regarding the possible application of the preferred OID rules and any resulting tax consequences to them.

Extraordinary Dividends

Dividends that exceed certain thresholds in relation to a U.S. Holder’s tax basis in our Series B Preferred Stock or common stock, as applicable, could be characterized as “extraordinary dividends” under the Code. A corporate U.S. Holder that has held our Series B Preferred Stock or common stock for two years or less before the dividend announcement date and that receives an extraordinary dividend will generally be required to reduce its tax basis in the stock with respect to which such dividend was made by the nontaxed portion of such dividend (i.e., an amount equal to the dividends-received deduction). If the amount of the reduction exceeds the U.S. Holder’s tax basis in such stock, the excess is taxable as capital gain realized on the sale or other taxable disposition of such stock and will be treated as described under “Tax Consequences Applicable to U.S. Holders—Sale, Redemption or Other Taxable Disposition” below. A non-corporate U.S. Holder that receives an extraordinary dividend will generally be required to treat any loss on the sale or other taxable disposition of our Series B Preferred Stock or common stock, as applicable, as long-term capital loss to the extent of the extraordinary dividends the U.S. Holder received with respect to such stock that qualified for taxation at the special rates discussed above under “—Distributions.”

Sale, Redemption or Other Taxable Disposition

U.S. Holders will generally recognize capital gain or loss on a sale or other taxable disposition of our Series B Preferred Stock or common stock equal to the difference between the amount of cash and the fair market value of any property received upon the sale or other taxable disposition and the holder’s adjusted tax basis in the applicable shares sold or disposed of. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the shares sold or exchanged is more than one year. The deductibility of capital losses is subject to limitations.

A redemption of our Series B Preferred Stock will be treated as a sale or exchange described in the preceding paragraph if the redemption, based on the facts and circumstances, is treated for U.S. federal income tax purposes as (i) a “complete termination” of the U.S. Holder’s stock interest in us, (ii) a “substantially disproportionate” redemption of stock with respect to the U.S. Holder, or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder, each within the meaning of Section 302 of the Code. In determining whether any of these tests has been met, a U.S. Holder must take into account not only the Series B Preferred Stock and other equity interests in us that the U.S. Holder actually owns but also other equity interests in us that such U.S. Holder constructively owns under U.S. federal income tax rules. A U.S. Holder that owns (actually or constructively) only an insubstantial percentage of our total equity interests and that exercises no control over our corporate affairs may be entitled to sale or exchange treatment on a redemption of the Series B Preferred Stock if such U.S. Holder experiences a reduction in its equity interest (taking into account any constructively owned equity interests) as a result of the redemption.

If a U.S. Holder meets none of the alternative tests described above, the redemption will be treated as a distribution subject to the rules described under “Tax Consequences Applicable to U.S. Holders—Distributions.” If a redemption of the Series B Preferred Stock is treated as a distribution that is taxable as a dividend, U.S. Holders are urged to consult their tax advisors regarding the allocation of their tax basis in the redeemed and remaining shares of such stock.

Because the determination as to whether any of the alternative tests described above is satisfied with respect to any particular holder of the Series B Preferred Stock will depend upon the facts and circumstances as of the time the determination is made, U.S. Holders are urged to consult their tax advisors regarding the tax treatment of a redemption.

Information Reporting and Backup Withholding

In general, information reporting will apply with respect to the payment of dividends on our Series B Preferred Stock or common stock and the payment of proceeds on the sale or other taxable disposition of our Series B Preferred Stock or common stock, unless a U.S. Holder is an exempt recipient such as a corporation. Backup withholding may apply to such payments unless the U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a U.S. Holder is allowable as a credit against such U.S. Holder’s U.S. federal income tax, which may entitle the U.S. Holder to a refund, provided that the U.S. Holder timely provides the required information to the IRS.

Tax Consequences Applicable to Non-U.S. Holders

Distributions

Any distributions of cash or property we make on our Series B Preferred Stock or common stock (including any constructive distributions on the Series B Preferred Stock as a result of the preferred OID rules, as described above under “Tax Consequences Applicable to U.S. Holders—Preferred OID”) will constitute dividends for U.S. federal income tax purposes to the extent paid from our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will first constitute returns of capital and be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Series B Preferred Stock or common stock, as applicable, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale, Redemption or Other Taxable Disposition.” Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for withholding purposes, we may treat the entire distribution as a dividend. However, amounts withheld would generally be refundable, subject to the discussion below under “—Sale, Redemption or Other Taxable Disposition,” if it were subsequently determined that the distribution was, in fact, not a dividend for U.S. federal income tax purposes, provided that certain conditions are met.

Except as described below with respect to effectively connected dividends and subject to the discussions below of backup withholding and Sections 1471 to 1474 of the Code (such Sections and related Treasury Regulations commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)), dividends paid to a Non-U.S. Holder of our Series B Preferred Stock or common stock will generally be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty). Generally, a Non-U.S. Holder must certify as to its eligibility for reduced withholding under an applicable income tax treaty on a properly completed IRS Form W-8BEN or W-8BEN-E, or other applicable documentation. If a Non-U.S. Holder holds our Series B Preferred Stock or common stock through a financial institution or other intermediary, the Non-U.S. Holder will be required to provide appropriate documentation to the intermediary, which then will be required to provide appropriate documentation to the applicable withholding agent, either directly or through other intermediaries. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Subject to certain exceptions, if we are considered a USRPHC and a distribution on our Series B Preferred Stock or common stock may exceed our current and accumulated earnings and profits, we or another applicable withholding agent may withhold with respect to such distribution either by treating the entire distribution as a dividend, subject to the withholding rules described in the preceding two paragraphs (and withhold at a minimum rate of 15% or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC), or by treating only the amount of the distribution equal to a reasonable estimate of our current and accumulated earnings and profits as a dividend, with the excess portion of the distribution possibly being subject to withholding at a rate of 15% or such lower rate as may be specified by an applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax generally in the same manner as if the Non-U.S. Holder were a U.S. person and be subject to regular U.S. federal income tax rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules or rates.

Sale, Redemption or Other Taxable Disposition

Subject to the discussions below regarding backup withholding and FATCA, a Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on income or gain realized on the sale or other taxable disposition of our Series B Preferred Stock or common stock, other than a redemption of the Series B Preferred Stock that is treated as a distribution as discussed below, unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our Series B Preferred Stock or common stock, as applicable, constitutes a U.S. real property interest by reason of our status as a USRPHC for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax in the same manner as if the Non-U.S. Holder were a United States person and be taxed at regular U.S. federal income tax rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on the gain realized, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe we currently are a USRPHC. If we are a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our Series B Preferred Stock or common stock generally will not be subject to U.S. federal income tax if any class of our stock is “regularly traded on an established securities market,” as defined by applicable Treasury Regulations, and the fair market value of the Non-U.S. Holder’s Series B Preferred Stock or common stock, as applicable, does not exceed the fair market value of (i) 5% of the entire class of such stock at any time during the five-year period ending either on the date of disposition of such interest or other applicable determination date (if such class is treated as regularly traded on an established securities market) or (ii) 5% of the regularly traded class of the corporation’s stock with the lowest fair market value at the time the Non-U.S. Holder acquires such stock and at certain other times described in the applicable Treasury Regulations (if such class of stock of the Non-U.S. Holder is not treated as regularly traded on an established securities market); in each case, as further described in the applicable Treasury Regulations. If the exemption described in the prior sentence were not available and the USRPHC rules applied, a Non-U.S. Holder would be required to file a U.S. federal income tax return and generally would be subject to U.S. federal income tax as described above with respect to its gain on a disposition of our Series B Preferred Stock or common stock, as applicable. In addition, if our Series B Preferred Stock, common stock or any other class of outstanding stock were not considered to be regularly traded on an established securities market, a transferee of Series B Preferred Stock or common stock could be required to withhold 15% of the proceeds paid to a Non-U.S. Holder for such stock and remit such amount to the IRS. As of the date of this prospectus, we believe, but cannot guarantee, that shares of our common stock will continue to be regularly traded on an established securities market, but it is not expected that our Series B Preferred Stock will be treated as regularly traded on an established securities market. Non-U.S. Holders should consult their advisors about the U.S. federal income tax consequences that could result from our status as a USRPHC.

A payment made to a Non-U.S. Holder in redemption of our Series B Preferred Stock may be treated as a dividend, rather than as a payment in exchange for the stock, in the circumstances discussed above under “Tax Consequences Applicable to U.S. Holders—Sale, Redemption or Other Taxable Disposition,” in which event the payment would be subject to tax as discussed above under “Tax Consequences Applicable to Non-U.S. Holders—Distributions.”

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our Series B Preferred Stock or common stock to a Non-U.S. Holder will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, W-8ECI, or W-8EXP, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our Series B Preferred Stock or common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld.

In addition, proceeds of the sale or other taxable disposition of our Series B Preferred Stock or common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such Non-U.S. Holder is a U.S. person, or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of our Series B Preferred Stock or common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships within the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established or organized.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding on Payments Made to Foreign Accounts

Withholding may be imposed under FATCA on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our Series B Preferred Stock or common stock paid to a “foreign financial institution” (as defined by the Code to include, in addition to banks and traditional financial institutions, entities such as investment funds and certain holding companies) or a “non-financial foreign entity” (as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence, reporting, and withholding obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence, reporting, and withholding requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Accordingly, the entity through which our Series B Preferred Stock or common stock is held will affect the determination of whether such withholding is required. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and related guidance published by the IRS, withholding under FATCA generally applies currently to payments of dividends on our Series B Preferred Stock or common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Series B Preferred Stock or common stock.

SELLING SECURITYHOLDERS

We are registering the resale, by the selling stockholders or their transferees, donees, pledgees, assignees or other successors-in-interest, of up to: (i) 300,000 shares of our Series B Preferred Stock; and (iii) 13,500,000 shares of our common stock issuable on exercise of 13,043,478 Warrants. We issued the 300,000 shares of Series B Preferred Stock and the 13,043,478 Warrants in a private placement on March 8, 2022 pursuant to a purchase agreement between us and the purchasers of the Series B Preferred Stock and the Warrants. We are registering the resale of the Series B Preferred Stock and the shares of common stock issuable upon conversion of the Warrants covered by this prospectus to discharge our obligations under a Registration Rights Agreement, dated March 8, 2022, that we entered into with the purchasers of the Series B Preferred Stock and the Warrants (the “Series B Registration Rights Agreement”).

As of the date of this prospectus, the number of shares of our common stock issuable upon a non-cashless exercise of each Warrant (which is referred to as the “Warrant entitlement”) is one and the strike price of the Warrants is $23.00 per share of common stock. However, each of the Warrant entitlement and the strike price is subject to adjustment pursuant to customary anti-dilution provisions. The Warrants may in certain circumstances be exercised on a cashless basis, in which case the exercising holder of the Warrants need not pay the aggregate strike price of the Warrants exercised and the number of shares of common stock issuable to settle such exercise will instead generally be reduced by a number of shares having a value equal to the aggregate strike price.

We and affiliates of Fairfax (as defined below) have entered into various arm’s length transactions in the ordinary course of business, including, but not limited to, joint venture arrangements for the acquisition and/or development of real estate properties and real estate related debt investments. Additionally, certain of our subsidiaries are borrowers under secured mortgages where affiliates of Fairfax act as lender. We may enter into future transactions with affiliates of Fairfax, as equity partners or in other capacities, in the ordinary course of business.

The following table sets forth certain information as of May 3, 2022 with respect to the beneficial ownership of the Series B Preferred Stock and our common stock by the selling securityholders based on information provided to us by the selling securityholders. The selling securityholders may have sold or transferred some or all of their Securities in transactions exempt from the registration requirements of the Securities Act after the date as of which such information was provided to us. The percentage beneficial ownership of our common stock in the tables are calculated based on 137,790,768 shares of our common stock outstanding as of May 3, 2022.

Beneficial ownership is determined in accordance with the rules of the SEC and includes the power to vote or direct the voting of securities, or to dispose or direct the disposition thereof or the right to acquire such powers within 60 days.

Because the selling securityholders may resell all or part of their Securities, no estimates can be given as to the number Securities that will be held by the selling securityholders upon completion of any offering made hereby. For purposes of the tables below, however, we have assumed that the selling securityholders dispose of all of their Securities covered by this prospectus and do not acquire beneficial ownership of any additional Securities or other shares of our common stock. The registration of the resale of these Securities does not necessarily mean that the selling securityholders will sell all or any portion of the Securities covered by this prospectus.

Except for certain transferees, pledgees, donees or assignees described under the caption “Plan of Distribution,” no offer or sale under this prospectus may be made by a securityholder unless that securityholder is listed in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective. We may supplement or amend this prospectus to include additional selling securityholders upon provision of all required information to us and subject to the terms of the Series B Registration Rights Agreement.

	Series B Preferred Stock	Warrants	Common Stock
Name(1)	Shares Beneficially Owned Before this Offering that May Be Sold in this Offering	Warrants Beneficially Owned Before this Offering	Shares Beneficially Owned Before this Offering	Shares Beneficially Owned Before this Offering that May Be Sold in this Offering(2)(3)	Shares Beneficially Owned After this Offering
					Number of Shares	Percentage of Outstanding Shares
Federated Insurance Company of Canada	5,000	217,391	217,391	217,391	0	*
Hudson Excess Insurance Company	25,000	1,086,957	1,086,957	1,086,957	0	*
Hudson Insurance Company	50,000	2,173,913	2,173,913	2,173,913	0	*
Newline Insurance Company Limited	3,000	130,435	130,435	130,435	0	*
Northbridge General Insurance Corporation	70,000	3,043,478	3,043,478	3,043,478	0	*
Odyssey Reinsurance Company	82,000	3,565,216	3,845,216	3,565,216	280,000	*
The North River Insurance Company	25,000	1,086,957	1,086,957	1,086,957	0	*
Trustees of Newline Syndicate 1218	10,000	434,783	434,783	434,783	0	*
United States Fire Insurance Company	25,000	1,086,957	1,086,957	1,086,957	0	*
Zenith Insurance Company	5,000	217,391	362,370	217,391	144,979	*

(1)

The selling securityholders named in the table above are indirectly controlled by Fairfax Financial Holdings Limited, a corporation organized under the laws of Canada (“Fairfax”). V. Prem Watsa is the founder, chairman and chief executive officer of Fairfax and, in such capacity, may be deemed to have voting and dispositive power with respect to the Securities covered by this prospectus that are beneficially owned by the selling securityholders named in the table above.

(2)

Consists of shares of common stock issuable upon non-cashless exercise of Warrants held by the applicable selling securityholder based on the Warrant entitlement as of the date of this prospectus, which is one share of common stock per Warrant. Each of the Warrant entitlement and the strike price of the Warrants is subject to adjustment pursuant to customary anti-dilution provisions. The Warrants may in certain circumstances be exercised on a cashless basis, in which case the exercising holder of the Warrants need not pay the aggregate strike price of the Warrants exercised and the number of shares of common stock issuable to settle such exercise will instead generally be reduced by a number of shares having a value equal to the aggregate strike price.

(3)

In addition to the shares of common stock listed in this column, this prospectus registers the resale of an aggregate of 456,522 additional shares of common stock (or approximately 0.0350 shares per Warrant) issuable upon conversion of the Warrants as a result of adjustments to the Warrant entitlement that may occur after the date of this prospectus.

*	Represents less than one percent.

PLAN OF DISTRIBUTION

We are registering the Securities covered by this prospectus to permit selling securityholders to conduct public secondary trading of such Securities from time to time after the date of this prospectus. We will not receive any proceeds from the sale of the Securities registered hereby. The selling securityholders will receive all of the net proceeds from the sale of such Securities. We will pay substantially all of the expenses incident to any offering of the Securities by the selling securityholders to the public other than commissions and discounts of underwriters, brokers, dealers or agents.

The selling securityholders may sell all or a portion of the Securities beneficially owned by them and offered hereby from time to time directly to purchasers or through one or more underwriters, broker-dealers or agents, at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	on any national securities exchange or over-the-counter market on which the Securities may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which a broker-dealer may attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and a subsequent resale by the broker-dealer for its account;

•	through the writing of options, which may be listed on an options exchange or otherwise, or the issuance of other derivatives;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	publicly or privately negotiated transactions;

•	in transactions otherwise than on such exchanges or in the over-the-counter market;

•	through a combination of any such methods; or

•	through any other method permitted under applicable law.

In effecting sales, broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate. If the selling securityholders effect such transactions by selling the Securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of the Securities for whom they may act as agent or to whom they may sell as principal. Underwriters may sell Securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

If underwriters are used in a sale, the sole or lead underwriter for an underwritten resale may require us to enter an underwriting agreement with the underwriter or underwriters and the selling securityholders at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, a selling securityholder or an underwriter may sell the Securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

The selling securityholders and any underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, commissions or concessions received by any underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Any selling securityholder who is an “underwriter” within the meaning of the Securities Act will be subject to the prospectus-delivery requirements of the Securities Act and the provisions of the Exchange Act and the rules thereunder relating to stock manipulation.

There can be no assurance that the selling securityholders will sell any or all of the Securities registered pursuant to the registration statement, of which this prospectus forms a part. Further, a selling securityholder may transfer, devise or gift the Securities by other means not described in this prospectus. In addition, any Securities covered by this prospectus that qualifies for sale under Rule 144 or (in the case of the Series B Preferred Stock) Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The Securities covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. In order to comply with the securities laws of some states, the Securities sold in those jurisdictions may only be sold through registered or licensed brokers or dealers. In addition, in some states, the Securities may not be sold unless the Securities have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the Securities owned by them and, if the selling securityholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Securities from time to time pursuant to this prospectus or any supplement to this prospectus filed pursuant to under Rule 424(b) under the Securities Act or other applicable provision of the Securities Act amending or supplementing, if necessary, the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus.

From time to time, the selling securityholders may also transfer, pledge, donate or assign their Securities to lenders or others, and each of such persons will be deemed to be a “selling securityholder” for purposes of this prospectus. The number of Securities beneficially owned by the selling securityholders will decrease as and when they takes such actions. The plan of distribution for the selling securityholders’ Securities sold under this prospectus will otherwise remain unchanged, except that the transferees, pledgees, donees and other successors will be selling securityholders hereunder. Upon being notified by a selling securityholder that a donee or pledgee intends to sell more than 500 shares, we will file a supplement to this prospectus.

Underwriters, dealers and agents who participate in the distribution of Securities and their controlling persons may be entitled, under agreements that may be entered into with us, to indemnification by us and the selling securityholders against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may overallot offered securities, thereby creating a short position in the underwriters’ account. Syndicate-covering transactions involve purchases of offered securities in the open market after the distribution has been completed to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

Each selling securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any of the Securities by the selling securityholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities. All of the foregoing may affect the marketability of the Securities and the ability of any person or entity to engage in market-making activities with respect to the Securities.

Once sold under the registration statement, of which this prospectus forms a part, the Securities will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Certain matters will be passed upon for the Company by Latham & Watkins LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements and schedule of Kennedy-Wilson Holdings, Inc. and subsidiaries as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of KW-G Multifamily Venture 1, LLC and its subsidiaries as of December 31, 2021 and for the period from June 25, 2021 (Inception) through December 31, 2021, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee		$55,457.66
Legal fees and expenses	$		*
Accounting fees and expenses	$		*
Printing expenses	$		*

Total	$		*

*	These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Kennedy-Wilson, Inc. and Kennedy-Wilson Holdings, Inc.

Kennedy-Wilson, Inc.’s Amended and Restated Certificate of Incorporation provides as follows:

“SEVENTH.

1. Actions, Suits and Proceedings Other than by or in the Right of the Corporation.

The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a action or proceeding, had no reasonable cause to believe his conduct was unlawful. The plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 6 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

2. Actions of Suits by or in the Right of the Corporation.

The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action of suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware of such other court shall deem proper.

3. Indemnification for Expenses of Successful Party.

Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections I and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purpose hereof to have been wholly successful with respect thereto.

4. Notification and Defense of Claim.

As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

5. Advance of Expenses.

Subject to the provisions of Section 6 below, in the event that the Corporation does not assume the defense pursuant to Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys’ fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of such person to make such repayment.

6. Procedure for Indemnification.

In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines, by clear and convincing evidence, within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (i) a majority vote of the directors of the Corporation who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), even though less than a quorum, (ii) if there are no such disinterested directors, or if such disinterested directors so direct, by independent legal counsel (who may be regular legal counsel to the corporation) in a written opinion, (iii) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, or (iv) the Delaware Court of Chancery.

7. Remedies.

The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section 6. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

8. Subsequent Amendment.

No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

9. Other Rights.

The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time (0 time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

10. Partial Indemnification.

If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

11. Insurance.

The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

12. Merger or Consolidation.

If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

13. Savings Clause.

If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by an applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

14. Definitions.

Terms used herein and defined in Section l45(h) and Section l45(i) of the General Corporation Law of the State of Delaware shall have the respective meanings assigned to such terms in such Section l45(h) and Section l45(i).

15. Subsequent Legislation.

If the General Corporation Law of the State of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.”

Kennedy-Wilson, Inc.’s Amended and Restated By-Laws provides as follows:

“Article VII.—Indemnification.

7.1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of being or having been a director or officer of the Corporation or serving or having served at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware GCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto) (as used in this Article 7, the “Delaware Law”), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in §7.2 hereof with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article 7 shall be a contract right and shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the Delaware Law so requires, an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Corporation of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Article 7 or otherwise.

7.2. Right of Indemnitee to Bring Suit. If a claim under §7.1 hereof is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the Delaware Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article 7 or otherwise shall be on the Corporation.

7.3. Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article 7 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

7.4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article 7 or under the Delaware Law.

7.5. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the Advancement of Expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article 7 with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.”

Kennedy-Wilson Holdings, Inc.’s Amended and Restated Certificate of Incorporation provides as follows:

“SEVENTH: The following paragraphs shall apply with respect to liability and indemnification of the Corporation’s officers and directors and certain other persons:

A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this paragraph (A) by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Kennedy-Wilson Holdings, Inc.’s Amended and Restated By-Laws provides as follows:

“Article VII Indemnification of Directors and Officers

7.1 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

7.2 The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

7.3 To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article VII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

7.4 Any indemnification under sections 1 or 2 of this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made:

(a) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

(b) If such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

(c) By the stockholders.

7.5 Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

7.6 The indemnification and advancement of expenses provided by, or granted pursuant to the other sections of this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

7.7 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII.

7.8 For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VII with respect to the resulting or surviving Corporation as he would have with respect to such constituent Corporation if its separate existence had continued.

7.9 For purposes of this Article VII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.

7.10 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.11 No director or officer of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director or officer, provided that this provision shall not limit the liability of a director or officer (i) for any breach of the director’s or the officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director or officer derived an improper personal benefit.”

Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and persons controlling the registrant pursuant to the foregoing provisions, the registrants have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	Exhibits

The following exhibits are included or incorporated herein by reference.

Exhibit #	Title of Exhibit	Reference

1.1	Form of Underwriting Agreement.	To be filed by amendment or incorporated by reference in connection with the offering of a particular class of series of securities.

3.1	Amended and Restated Certificate of Incorporation of Kennedy-Wilson Holdings, Inc.	Incorporated by reference to Exhibit 3.1 of Kennedy-Wilson Holdings, Inc.’s current report on Form 8-K (File No. 001-33824) filed with the Securities and Exchange Commission on June 19, 2014.

3.2	Amended and Restated Bylaws of Kennedy-Wilson Holdings, Inc.	Incorporated by reference to Exhibit 3.1 of Kennedy-Wilson Holdings, Inc.’s current report on Form 8-K (File No. 001-33824) filed on February 5, 2018.

3.3	Certificate of Designations Establishing the 5.75% Series A Cumulative Perpetual Convertible Stock.	Incorporated by reference to Exhibit 4.1 of Kennedy-Wilson Holdings, Inc.’s current report on Form 8-K (File No. 001-33824) filed on October 18, 2019.

3.4	Certificate of Designations Establishing the 4.75% Series B Cumulative Perpetual Preferred Stock.	Incorproated by reference to Exhibit 4.1 of Kennedy-Wilson Holdings, Inc.’s current report on Form 8-K (File No. 001-33824) filed on February 23, 2022.

3.5	Certificate of Elimination with respect to the Prior Series A Preferred Stock.	Incorporated by reference to Exhibit 3.1 of Kennedy-Wilson Holdings, Inc.’s current report on Form 8-K (File No. 001-33824) filed on March 8, 2022.

3.6	Certificate of Elimination with respect to the Prior Series B Preferred Stock.	Incorporated by reference to Exhibit 3.2 of Kennedy-Wilson Holdings, Inc.’s current report on Form 8-K (File No. 001-33824) filed on March 8, 2022.

4.1	Specimen Common Stock Certificate.	Incorporated by reference to Exhibit 4.4 of Kennedy-Wilson Holdings, Inc.’s Registration Statement on Form 8-A/A (File No. 001-33824) filed with the Securities and Exchange Commission on November 16, 2009.

4.2	Form of warrant agreement (including form of warrant certificate).	To be filed by amendment or incorporated by reference in connection with the offering of a particular class of series of securities.

4.3	Form of Indenture for Debt Securities (the “form base indenture”).	Incorporated by reference to Exhibit 4.3 of Kennedy-Wilson Holdings, Inc.’s registration statement on Form S-3 (File No. 333-184752) filed on November 5, 2012.

4.4	Supplemental Indenture No. 2029-1 (the “2029 Notes Indenture”) dated as of February 11, 2021 between Kennedy-Wilson, Inc. and Wilmington Trust, National Association, as trustee.	Incorporated by reference to Exhibit 4.2 of Kennedy-Wilson Holdings, Inc.’s Current Report on Form 8-K (File No. 001-33824) filed on February 11, 2021.

Exhibit #	Title of Exhibit	Reference

4.5	Supplemental Indenture No. 2031-1 (the “2031 Notes Indenture”) dated as of February 11, 2021 between Kennedy-Wilson, Inc. and Wilmington Trust, National Association, as trustee.	Incorporated by reference to Exhibit 4.3 of Kennedy-Wilson Holdings, Inc.’s Current Report on Form 8-K (File No. 001-33824) filed on February 11, 2021.

4.6	Supplemental Indenture No. 2029-2 to the 2029 Notes Indenture, dated as of August 4, 2021, among Kennedy-Wilson, Inc., the subsidiary guarantor parties thereto and Wilmington Trust, National Association, as trustee.	Incorporated by reference to Exhibit 4.1 of Kennedy-Wilson Holdings, Inc.’s Quarterly Report on Form 10-Q (File No. 001-33824) filed on November 4, 2021.

4.7	Supplemental Indenture No. 2031-2 to the 2031 Notes Indenture, dated as of August 4, 2021, among Kennedy-Wilson, Inc., the subsidiary guarantor parties thereto and Wilmington Trust, National Association, as trustee.	Incorporated by reference to Exhibit 4.2 of Kennedy-Wilson Holdings, Inc.’s Quarterly Report on Form 10-Q (File No. 001-33824) filed on November 4, 2021.

4.8	Supplemental Indenture No. 2030-1 (the “2030 Notes Indenture”) dated as of August 23, 2021 between Kennedy-Wilson, Inc. and Wilmington Trust, National Association, as trustee.	Incorporated by reference to Exhibit 4.2 of Kennedy-Wilson Holdings, Inc.’s Current Report on Form 8-K (File No. 001-33824) filed on August 23, 2021.

4.12	Registration Rights Agreement dated March 8, 2022 between Kennedy-Wilson Holdings, Inc. and certain holders of 4.75% Series B Cumulative Perpetual Stock.	Incorporated by reference to Exhibit 4.2 of Kennedy-Wilson Holdings, Inc.’s Quarterly Report on Form 10-Q (File No. 001-33824) filed on May 5, 2022.

4.13	Warrant Agreement (including form of warrant certificate) dated March 8, 2022 between Kennedy-Wilson Holdings, Inc. and certain holders of the Series the 4.75% Series B Cumulative Perpetual Preferred Stock.	Incorporated by reference to Exhibit 4.1 of Kennedy-Wilson Holdings, Inc.’s Quarterly Report on Form 10-Q (File No. 001-33824) filed on May 5, 2022.

5.1	Opinion of Latham & Watkins LLP.	Filed herewith.

23.1	Consent of KPMG LLP.	Filed herewith.

23.2	Consent of Latham & Watkins LLP.	Contained in Exhibit 5.1

24.1	Powers of Attorney.	Included as part of the signature pages hereto.

107	Filing fee table	Filed herewith.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement ; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) If the registrant is relying on Rule 430B:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(B) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Los Angeles, California, on May 6, 2022.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ WILLIAM J. MCMORROW
Name: William J. McMorrow
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints William J. McMorrow and Justin Enbody as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on such person’s behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ WILLIAM J. MCMORROW William J. McMorrow	Chief Executive Officer and Chairman (principal executive officer)	May 6, 2022

/S/ JUSTIN ENBODY Justin Enbody	Chief Financial Officer (principal financial officer and principal accounting officer)	May 6, 2022

/S/ MARY RICKS Mary Ricks	Director and President	May 6, 2022

/S/ TODD BOEHLY Todd Boehly	Director	May 6, 2022

/S/ RICHARD BOUCHER Richard Boucher	Director	May 6, 2022

/S/ TREVOR BOWEN Trevor Bowen	Director	May 6, 2022

/S/ NORMAN CREIGHTON Norman Creighton	Director	May 6, 2022

/S/ CATHY HENDRICKSON Cathy Hendrickson	Director	May 6, 2022

/S/ DAVID A. MINELLA David A. Minella	Director	May 6, 2022

Name	Title	Date

/S/ KENT MOUTON Kent Mouton	Executive Vice President, General Counsel and Director	May 6, 2022

/S/ SANAZ ZAIMI Sanaz Zaimi	Director	May 6, 2022

/S/ STANLEY R. ZAX Stanley R. Zax	Director	May 6, 2022